UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 9, 2020
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cremona Drive, Suite 200
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to Equity Plan
On June 9, 2020, we amended the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan, as previously amended, to increase the maximum number of shares of common stock that may be issued pursuant to all types of awards granted under the plan from 9,950,000 to 14,950,000 shares. The plan amendment was adopted by our Board of Directors and approved by our stockholders at the 2020 annual meeting of stockholders held on June 9, 2020. The number of shares available for award under the plan is subject to adjustment for certain corporate changes in accordance with the provisions of the plan.
Amendment No. 4 to the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Change in Titles of Executive Officers
On June 9, 2020, Robert Hammond's title was changed from Co-Chief Technology Officer to Chief Technology Officer Emeritus, a non-officer position at Resonant, and Neal Fenzi's title was changed from Co-Chief Technology Officer to Chief Technology Officer. Mr. Fenzi now holds alone the duties of chief technology officer of the company.

Item 5.07	Submission of Matters to a Vote of Security Holders.
Resonant Inc. held its 2020 annual meeting of stockholders on June 9, 2020. At the annual meeting, there were 52,745,384 shares entitled to vote, and 34,826,401 shares (66.02%) were represented at the annual meeting in person or by proxy.
At the annual meeting, Mr. Rubén Caballero, Mr. Michael Fox, Mr. George Holmes, Mr. Alan Howe, Mr. Jack Jacobs, Mr. Joshua Jacobs, Ms. Jean Rankin and Mr. Robert Tirva were elected directors by a plurality of the votes. Also at the annual meeting, our stockholders voted to approve an amendment of the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 9,950,000 to 14,950,000 shares, to ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, for approval of the compensation of our executive officers, and for the frequency of an advisory vote on executive compensation to be one year.
The following summarizes vote results for those matters submitted to our stockholders for action at the annual meeting:

1.
Proposal to elect Rubén Caballero, Michael J. Fox, George B. Holmes, Alan B. Howe, Jack H. Jacobs, Joshua Jacobs, Jean F. Rankin and Robert Tirva as directors to hold office until the 2021 annual meeting or until their successors are elected and qualified.

Name	For	Withhold	Broker Non-Votes
Rubén Caballero	17,131,637	165,159	17,529,605
Michael J. Fox	15,766,679	1,530,117	17,529,605
George B. Holmes	16,917,106	379,690	17,529,605
Alan B. Howe	15,310,060	1,986,736	17,529,605
Jack H. Jacobs	15,881,509	1,415,287	17,529,605
Joshua Jacobs	16,908,567	388,229	17,529,605
Jean F. Rankin	16,984,475	312,321	17,529,605
Robert Tirva	17,129,998	166,798	17,529,605

2.
Proposal to approve an amendment of the Resonant Inc. Amended and Restated 2014 Omnibus Incentive Plan to increase the maximum number of shares of common stock that may be issued pursuant to awards granted thereunder from 9,950,000 to 14,950,000 shares.

For	Against	Abstain	Broker Non-Votes
15,083,594	2,132,423	80,779	17,529,605

3.	Proposal to ratify the selection of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain	Broker Non-Votes
34,021,358	626,684	178,359	0

4.    Proposal to approve, through an advisory vote, the compensation of our executive officers.

For	Against	Abstain	Broker Non-Votes
15,575,922	1,580,652	140,222	17,529,605

5.	Proposal to approve, through an advisory vote, an annual frequency for the advisory vote on approval of the compensation of our executive officers.

For 1-year Frequency	For 2-year Frequency	For 3-year Frequency	Abstain	Broker Non-Votes
16,341,676	248,051	628,760	78,309	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 4 to Registrant's Amended and Restated 2014 Omnibus Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2020	Resonant Inc.

By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer